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                                 SCHEDULE 14A
                                (Rule 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

 Filed by the Registrant [X]

 Filed by a Party other than the Registrant [_]

 Check the appropriate box:

                                          [_]Confidential, for Use of the
 [_]Preliminary Proxy Statement              Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

 [X] Definitive Proxy Statement

 [_]Definitive Additional Materials

 [_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CHEMED CORPORATION
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 [X]No fee required.

 [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: ________

  (2) Aggregate number of securities to which transaction applies: ___________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________

    ________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction: _______________________

  (5) Total fee paid: ________________________________________________________

 [_]Fee paid previously with preliminary materials.

 [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid: ________________________________________________

  (2) Form, Schedule or Registration Statement No.: __________________________

  (3) Filing Party: __________________________________________________________

  (4) Date Filed: ____________________________________________________________

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

                          [LOGO] CHEMED CORPORATION

                   Notice of Annual Meeting of Stockholders
                                 May 20, 2002

 The Annual Meeting of Stockholders of Chemed Corporation will be held at The Phoenix Club, 812 Race Street, Cincinnati, Ohio, on Monday, May 20, 2002, at 2 p.m. for the following purposes:

 (1)   To elect directors;

 (2) To ratify the selection by the Board of Directors of independent ac-countants;

 (3)   To vote on the Company's 2002 Long-Term Incentive Plan;

 (4)   To vote on the Company's 2002 Stock Incentive Plan; and

 (5) To transact such other business as may properly be brought before the meeting.

 Stockholders of record at the close of business on March 22, 2002, are enti-tled to notice of, and to vote at, the meeting.

 IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVE-NIENCE, OR VOTE BY TELEPHONE AS INSTRUCTED ON THE PROXY CARD. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                            Naomi C. Dallob
                                               Secretary

April 5, 2002

                          [LOGO] CHEMED CORPORATION

                                PROXY STATEMENT

 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Chemed Corporation (the "Company" or "Chemed") of prox-ies to be used at the Annual Meeting of Stockholders ("Annual Meeting") of the Company to be held on May 20, 2002, and any adjournments thereof. The Company's mailing address is 2600 Chemed Center, 255 East Fifth Street, Cin-cinnati, Ohio 45202. The approximate date on which this Proxy Statement and the enclosed proxy are being sent to stockholders is April 5, 2002. Each valid proxy received in time will be voted at the meeting and, if a choice is speci-fied on the proxy, the shares represented thereby will be voted accordingly. The proxy may be revoked by the stockholder at any time before the meeting by providing notice to the Secretary.

 Only stockholders of record as of the close of business on March 22, 2002, will be entitled to vote at the Annual Meeting or any adjournments thereof. On such date, the Company had outstanding 9,855,252 shares of capital stock, par value $1 per share ("Capital Stock"), entitled to one vote per share.

                             ELECTION OF DIRECTORS

 Fifteen directors are to be elected at the Annual Meeting to serve until the following annual meeting of stockholders and until their successors are duly elected and qualified. Set forth below are the names of the persons to be nom-inated by the Board of Directors, together with a description of each person's principal occupation during the past five years and other pertinent informa-tion.

 Unless authority is withheld or names are stricken, it is intended that the shares covered by each proxy will be voted for the nominees listed. Votes that are withheld or stricken will be excluded entirely from the vote and will have no effect. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Board of Directors (except where a proxy withholds authority with respect to the election of directors). The af-firmative vote of a plurality of the votes cast will be necessary to elect each of the nominees for director.

                                   NOMINEES

Edward L. Hutton     Mr. Hutton is Chairman of the Company and has held this
Director since 1970  position since November 1993. Previously, from 1970 to
Age: 82              May 2001, he also served the Company as Chief Executive
                     Officer, and from 1970 to November 1993, he served the
                     Company as President. Mr. Hutton is also the Chairman of
                     Omnicare, Inc., Covington, Kentucky (healthcare products
                     and services), a public corporation in which the Company
                     holds a .2-percent-ownership interest (hereinafter
                     "Omnicare"). Mr. Hutton is a director of Omnicare. Mr.
                     Hutton is the father of Thomas C. Hutton, a Vice Presi-
                     dent and a director of the Company.

Kevin J. McNamara    Mr. McNamara is President and Chief Executive Officer of
Director since 1987  the Company and has held these positions since August
Age: 48              1994 and May 2001, respectively. Previously, he served as
                     Executive Vice President, Secretary and General Counsel
                     from November 1993, August 1986 and August 1986, respec-
                     tively, to August 1994. He is a director of Omnicare.

Rick L. Arquilla        Mr. Arquilla is President and Chief Operating Officer of
Director since 1999     Roto-Rooter Services Company, an indirectly wholly owned
Age: 48                 subsidiary of the Company, and has held this position
                        since January 1999. Previously, he served as a Senior
                        Vice President of Roto-Rooter Services Company, from May
                        1997 to January 1999. From May 1989 to May 1997, he
                        served as a Vice President of Roto-Rooter Services Compa-
                        ny.

Charles H. Erhart, Jr.  Mr. Erhart retired as President of W. R. Grace and Co.
Director since 1970     (hereinafter "Grace"), Columbia, Maryland (international
Age: 76                 specialty chemicals, construction and packaging) in Au-
                        gust 1990, having held that position since July 1989.
                        Previously, he was Chairman of the Executive Committee of
                        Grace and held that position from November 1986 to July
                        1989. He is a director of Omnicare.

Joel F. Gemunder        Mr. Gemunder is President of Omnicare and has held this
Director since 1977     position since May 1981. He is also a director of
Age: 62                 Omnicare and Ultratech Stepper, Inc.

Patrick P. Grace        Mr. Grace is President and Chief Executive Officer of
Director since 1996     Kingdom Group, LLC, New York, New York (a provider of
Age: 46                 turnkey compressed natural gas fueling systems) and has
                        held this position since January 2002. Previously, he was
                        President of Kingdom Group, LLC, from December 2000 to
                        January 2002 and he was Executive Vice President of King-
                        dom Group LLC from August 1999 to December 2000. He is
                        also President of MLP Capital, Inc. (a managing partner
                        of several real estate and mining ventures in the south-
                        western United States). From December 1997 to January 31,
                        1999, Mr. Grace was also Chief Operating and Financial
                        Officer of C3 Communications, Inc., San Francisco, Cali-
                        fornia, a unit of Level 3 Communications (interactive
                        marketing).

Thomas C. Hutton        Mr. Hutton is a Vice President of the Company and has
Director since 1985     held this position since February 1988. He is a son of
Age: 51                 Edward L. Hutton, Chairman and a director of the Company.

Walter L. Krebs         Mr. Krebs retired as Senior Vice President-Finance, Chief
Director from May 1989  Financial Officer and Treasurer of Service America Sys-
to April 1991 and       tems, Inc., a wholly owned subsidiary of the Company
since May 1995          ("Service America"), in July 1999, having held that posi-
Age: 69                 tion since October 1997. Previously, he was a Director-
                        Financial Services of DiverseyLever, Inc. (formerly known
                        as Diversey Corporation), Detroit, Michigan (specialty
                        chemicals) ("Diversey") from April 1991 to April 1996.
                        Previously, from January 1990 to April 1991, he was a Se-
                        nior Vice President and the Chief Financial Officer of
                        the Company's then-wholly owned subsidiary, DuBois Chemi-
                        cals, Inc. ("DuBois").

Sandra E. Laney         Ms. Laney is an Executive Vice President and the Chief
Director since 1986     Administrative Officer of the Company and has held these
Age: 58                 positions since May 2001 and May 1991, respectively. Pre-
                        viously, from November 1993 until May 2001, she held the
                        position of Senior Vice President of the Company. She is
                        a director of Omnicare.

Spencer S. Lee          Mr. Lee is an Executive Vice President of the Company and
Director since 1999     has held this position since May 2000. He is also Chair-
Age: 46                 man and Chief Executive Officer of Roto-Rooter, Inc., a
                        wholly owned subsidiary of the Company ("Roto-Rooter"),
                        and has held this position since January 1999. Previous-
                        ly, he served as a Senior Vice President of Roto-Rooter
                        Services Company from May 1997 to January 1999. From Feb-
                        ruary 1985 to May 1997, he served as a Vice President of
                        Roto-Rooter Services Company.

John M. Mount           Mr. Mount is a Vice President of the Company and has held
Director from May 1986  this position since November 1997. He is also President
to April 1991 and       and Chief Executive Officer of Service America and has
since February 1994     held these positions since October 1997. Previously, he
Age: 60                 was a Principal of Lynch-Mount Associates, Cincinnati,
                        Ohio (management consulting), from November 1993 to Octo-
                        ber 1997. From April 1991 to November 1993, Mr. Mount was
                        Senior Vice President of Diversey and President of
                        Diversey's DuBois Industrial division. Previously, from
                        May 1989 to April 1991, Mr. Mount was an Executive Vice
                        President of the Company and President of DuBois. He held
                        the latter position from September 1986 to April 1991.

Timothy S. O'Toole      Mr. O'Toole is an Executive Vice President and the Trea-
Director since 1991     surer of the Company and has held these positions since
Age: 46                 May 1992. He is also the Chairman and Chief Executive Of-
                        ficer of Patient Care, Inc., a wholly owned subsidiary of
                        the Company. He is a director of Vitas Healthcare Corpo-
                        ration.

Donald E. Saunders      Mr. Saunders is Markley Visiting Professor at the Miami
Director from May 1981  University School of Business, Oxford, Ohio, and has held
to                      this position since August 2001. Mr. Saunders retired as
May 1982, May 1983      President of DuBois, a division of DiverseyLever, Inc.,
to May 1987 and since   in October 2000, having held this position since November
May 1998                1993. From April 1991 to October 1993, he was Executive
Age: 58                 Vice President of Diversey and from January 1991 to March
                        1991, he was Executive Vice President of DuBois.

George J. Walsh III     Mr. Walsh is a partner with the law firm of Gould & Wil-
Director since          kie, New York, New York, and has held this position since
November 1995           January 1979.
Age: 56

Frank E. Wood           Mr. Wood is President and Chief Executive Officer of Se-
Not previously a        cret Communications, LLC, Cincinnati, Ohio (owner and op-
director                erator of radio stations) and has held this position
Age: 59                 since 1994. He is also a co-founder and principal of The
                        Darwin Group, Cincinnati, Ohio (venture capital firm spe-
                        cializing in second-stage investments) and has held this
                        position since 1998. Since 2000, he has also served as
                        Chairman of 8e6 Technologies Corporation, Orange, Cali-
                        fornia (developer of Internet filtering software).

Compensation of Directors

 Each member of the Board of Directors who is not a regular employee of the Company is paid an annual fee of $13,500 and a fee of $2,200 for each meeting attended. Each member of the Nominating Committee of the Board is paid an ad-ditional annual fee of $5,000. Each member of the Audit Committee of the Board (other than its chairman) is paid an additional annual fee of $5,000, and each member of the Compensation/Incentive Committee of the Board (other than its chairman) is paid an additional annual fee of $3,500. A Committee member, other than Nominating Committee members who receive no meeting fees, is paid $900 for each meeting of a Committee he attended unless the Committee met on the same day as the Board of Directors met, in which event, the Committee mem-ber is paid $450 for his attendance at the Committee meeting. Each member of the Executive Committee who is not an employee of the Company is paid $800 per meeting.

 The chairmen of certain Committees of the Board of Directors are paid an an-nual fee in addition to the attendance fees referred to above. The chairman of the Audit Committee is paid at the rate of $10,000 per annum, and the chairman of the Compensation/Incentive Committee is paid at the rate of $5,250 per an-num. In addition, each member of the Board of Directors and of a Committee is reimbursed for his reasonable travel expenses incurred in connection with such meetings.

 In addition, in May 2001, each member of the Board of Directors (other than those serving on the Compensation/Incentive Committee) was granted an unre-stricted stock award covering 200 shares of Capital Stock under the Company's 1999 Stock Incentive Plan. Those directors who are members of the Compensation/Incentive Committee were paid the cash equivalent of the 200-share stock award or $7,296.

 The Company has a deferred compensation plan for nonemployee directors under which certain directors who are not regular employees of the Company or of a wholly owned subsidiary of the Company participate. Under the plan, which is not a tax-qualified plan, an account is established for each participant to which amounts are credited quarterly at the rate of $4,000 per annum. Amounts credited to these accounts are used to purchase shares of Capital Stock, and all dividends received on such shares are reinvested in such Capital Stock. Each participant is entitled to receive the balance in his account within 90 days following the date he ceases to serve as a director.

Committees and Meetings of the Board

 The Company has the following Committees of the Board of Directors: Audit Committee, Nominating Committee and Compensation/Incentive Committee.

 The Audit Committee (a) recommends to the Board of Directors a firm of inde-pendent accountants to audit the Company and its consolidated subsidiaries,
(b) reviews and reports to the Board of Directors on the Company's annual fi-nancial statements and the independent accountants' report on such financial statements, (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and work and other matters regarding the Company's accounting, financial reporting and internal control systems and (d) confers quarterly with senior management and the inde-pendent accountants to review quarterly financial results. The Audit Committee consists of Messrs. Erhart, Grace and Saunders. The Audit Committee met on two occasions during 2001 and conducted four quarterly reviews.

 The Compensation/Incentive Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally, (c) adoption and administration of certain employee benefit plans and programs and (d) additional year-end con-tributions by the Company under the Chemed/Roto-Rooter Savings and Retirement Plan ("Retirement Plan"). In addition, the Compensation/

Incentive Committee administers the Company's (a) eight Stock Incentive Plans, 1999 Long-Term Employee Incentive Plan and its 1983 Incentive Stock Option Plan and (b) grants of stock options and stock awards to key employees of the Company. The Compensation/Incentive Committee consists of Messrs. Erhart, Grace and Walsh. The Compensation/Incentive Committee met on four occasions during 2001.

 The Nominating Committee (a) recommends to the Board of Directors the candi-dates for election to the Board at each Annual Meeting of Stockholders of the Company, (b) recommends to the Board of Directors candidates for election by the Board to fill vacancies on the Board, (c) considers candidates submitted by directors, officers, employees, stockholders and others and (d) performs such other functions as may be assigned by the Board. The Nominating Committee consists of Messrs. Erhart, Grace and Walsh. The Nominating Committee met once during 2001. Stockholders wishing to submit a candidate for election to the Board should submit the name of such candidate and a supporting statement to the Company's Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincin-nati, Ohio 45202-4726.

 During 2001, there were six meetings of the Board of Directors, and each di-rector attended at least 75 percent of the aggregate of (a) the total number of meetings held by the Board of Directors and (b) the total number of meet-ings held by all Committees of the Board of Directors on which he served that were held during the period for which he was a director or member of any such Committee.

                            EXECUTIVE COMPENSATION

Report of the Compensation/Incentive Committee on Executive Compensation

 The Company believes that executive compensation must align executive offi-cers' interests with those of the Company's stockholders and that such inter-ests are served by having compensation directly and materially linked to fi-nancial and operating performance criteria which, when successfully achieved, will enhance stockholder value.

 The Company attempts to achieve this objective with an executive compensation package for its senior executives which combines base salary, annual cash in-centive compensation, and long-term incentive compensation in the form of stock options and restricted stock awards along with various benefit plans, including pension plans, savings plans and medical benefits generally avail-able to the employees of the Company.

 The executive compensation program is administered by the Compensation/Incentive Committee of the Board of Directors. The membership of the Compensation/Incentive Committee is composed of three outside directors (i.e., nonemployees of the Company). The Compensation/Incentive Committee is responsible for the review, approval and recommendation to the Board of Direc-tors of matters concerning base salary and annual cash incentive compensation for key executives of the Company. The recommendations of the Compensation/Incentive Committee on such matters must be approved by the full Board of Directors. The Compensation/Incentive Committee also administers the Company's stock incentive plans under which it reviews and approves grants of stock options and restricted stock awards.

 The Compensation/Incentive Committee may use its discretion to set executive compensation where, in its judgment, external, internal or individual circum-stances warrant.

 Following is a discussion of the components of the executive officer compen-sation program.

 In determining base salary levels for the Company's executive officers, the Compensation/Incentive Committee takes into account the magnitude of responsi-bility of the position, individual experience and performance and specific is-sues particular to the Company. In general, base salaries are set at levels believed by this Compensation/Incentive Committee to be sufficient to attract and retain qualified executives when considered along with the other compo-nents of the Company's compensation structure.

 The Compensation/Incentive Committee believes that a significant portion of total cash compensation should be linked to annual performance criteria. Con-sequently, the purpose of annual incentive compensation for senior executives and key managers is to provide a direct financial incentive in the form of an annual cash bonus to those executives who achieve their business units' and the Company's annual goals. Operational and financial goals are established at the beginning of each fiscal year and generally take into account such mea-sures of performance as sales and earnings growth, profitability, cash flow and return on investment. Other nonfinancial measures of performance relate to organizational development, product or service expansion and strategic posi-tioning of the Company's assets.

 Individual performance is also taken into account in determining individual bonuses. It is the Company's belief that bonuses as a percentage of a senior executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets. Bonuses for senior executives of the Company generally range from 25 percent to 100 percent of base salary.

 The stock option and restricted stock programs have formed the basis of the Company's incentive plans for executive officers and key managers. The objec-tive of these plans has been to align executive and long-term-stockholder in-terests by creating a strong and direct link between executive pay and stock-holder return.

 Stock options and restricted stock awards have customarily been granted annu-ally and have been generally regarded as the primary incentive for long-term performance as they are granted at fair market value and have had vesting re-strictions ranging from three- to seven-year periods. The Committee considers each grantee's current option and award holdings in making grants. Both the amounts of restricted stock awards and proportion of stock options have in-creased as a function of higher salary and position of responsibility within the Company.

 The Compensation/Incentive Committee has considered, and is continuing to re-view, the qualifying compensation regulations issued by the Internal Revenue Service in December 1993. Generally, the Committee structures compensation ar-rangements to achieve deductibility under the tax regulations, except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

 The base salary of Mr. K. J. McNamara, President and Chief Executive Officer of the Company, for 2001 was $372,786. His bonus in respect of 2001 services was $247,946. The Compensation/Incentive Committee believes that Mr. McNamara's base salary and 2001 bonus are consistent with his performance and reflect the increase in his management responsibilities with his appointment as Chief Executive Officer in May 2001.

    Compensation/Incentive Committee
    ---------------------------------
    Charles H. Erhart, Jr., Chairman
    Patrick P. Grace
    George J. Walsh III

Summary Compensation Table

 The following table shows the compensation paid to the Chief Executive Offi-cer and the four most highly compensated executive officers of the Company for the past three years for all services rendered in all capacities to the Com-pany and its subsidiaries:

                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------

                                                     Long-Term
                         Annual Compensation    Compensation Awards
-------------------------------------------------------------------------------------
                                                           Securities
                                                Chemed     Underlying
  Name and                                    Restricted     Chemed     All Other
  Principal                          Bonus       Stock        Stock    Compensation
  Position         Year  Salary ($)   ($)    Awards ($)(1) Options (#)     ($)
-------------------------------------------------------------------------------------
  K. J. McNamara   2001   $372,786  $247,946  $      -0-        -0-      $150,208 (2)
  President and    2000    347,145   237,390         -0-        -0-       101,574
  CEO              1999    325,200   196,553     781,875     50,000        80,346

  E. L. Hutton     2001    466,592   350,000         -0-        -0-       254,311 (3)
  Chairman         2000    629,820   582,165         -0-        -0-       136,912
                   1999    590,000   582,165   2,137,125     55,000       134,815

  S. E. Laney      2001    224,523   182,641         -0-        -0-       106,979 (4)
  Executive Vice   2000    213,495   222,448         -0-        -0-        75,748
  President        1999    200,000   187,173     443,063     42,000        54,632
  and Chief
  Administrative
  Officer

  S. S. Lee        2001    227,501   110,000         -0-        -0-        94,590 (5)
  Executive        2000    211,520   142,072         -0-        -0-        75,119
  Vice President   1999    197,388   110,072     100,000     27,000        68,503

  T. S. O'Toole    2001    227,327    85,559         -0-        -0-        83,429 (6)
  Executive        2000    213,888    74,548         -0-        -0-        57,679
  Vice President   1999    202,500    74,573     443,063     42,000        50,623
  and Treasurer

--------------------------------------------------------------------------------

 (1) The number and value of the aggregate restricted shares of Capital Stock held by the named executives at December 31, 2001, were as fol-lows: K. J. McNamara--30,018 shares, $1,017,610; E. L. Hutton--83,066 shares, $2,815,937; S. E. Laney--17,575 shares, $595,792; S. S. Lee--
      7,616 shares, $258,182, and T. S. O'Toole--17,575 shares, $595,792.
      The restricted shares granted in 1999 reflect a one-time grant for 1999, 2000 and 2001 and originally were scheduled to vest in varying percentages over a seven-year period. Recipients received dividends on the awarded shares and were entitled to vote them, whether or not vested. As of January 1, 2002, the vesting schedule for these shares was accelerated, and they became fully vested and the restrictions lapsed as of that date.

 (2) Includes the following amounts: $119,830 allocated to Mr. McNamara's account under the Retirement Plan and Employee Stock Ownership Plans ("ESOP") with respect to 2001; a $2,367 premium payment for term life insurance; $20,715, which is the value of premium payments made by the Company for the benefit of Mr. McNamara under a split dollar life in-surance policy, which provides for the refund of premiums to the Com-pany upon termination of the policy ("Split Dollar Policy"); and $7,296 in the form of an unrestricted stock award of 200 shares of Capital Stock.

 (3) Includes the following amounts: $245,071 allocated to Mr. Hutton's ac-count under the Company's Retirement Plan and ESOP with respect to 2001; a $1,944 premium payment for term life insurance; and $7,296 in the form of an unrestricted stock award of 200 shares of Capital Stock.

 (4) Includes the following amounts: $83,913 allocated to Ms. Laney's ac-count under the Retirement Plan and ESOP with respect to 2001; a $2,367 premium payment for term life insurance; $13,403, which is the value of premium payments made by the Company for the benefit of Ms. Laney under a Split Dollar Policy; and $7,296 in the form of an unre-stricted stock award of 200 shares of Capital Stock.

 (5) Includes the following amounts: $68,886 allocated to Mr. Lee's account under the Retirement Plan, ESOP and Roto-Rooter's Deferred Compensa-tion Plan and Retirement Plan with respect to 2001; a $1,944 premium payment for term life insurance; $16,464, which is the value of pre-mium payments made by the Company for the benefit of Mr. Lee under a Split Dollar Policy; and $7,296 in the form of an unrestricted stock award of 200 shares of Capital Stock.

 (6) Includes the following amounts: $61,501 allocated to Mr. O'Toole's ac-count under the Retirement Plan and ESOP with respect to 2001; a $2,367 premium payment for term life insurance; $12,265 which is the value of premium payments made by the Company for the benefit of Mr. O'Toole under a Split Dollar Policy; and $7,296 in the form of an un-restricted stock award of 200 shares of Capital Stock.

Stock Options

 The table below shows information concerning Chemed stock options exercised during 2001 and the year-end number and value of unexercised Chemed stock op-tions held by the executive officers named in the Summary Compensation Table. No stock options were granted during 2001.

                  Aggregated Chemed Stock Option Exercises in
                     2001 and Year-End Stock Option Values
-------------------------------------------------------------------------------

                                          Number of Securities      Value of Unexercised
                                         Underlying Unexercised     In-the-Money Options
                                         Options at 12/31/01 (#)       at 12/31/01 ($)
-------------------------------------------------------------------------------------------
                   Number of
                     Shares     Value
                  Acquired on  Realized
       Name       Exercise (#)    $     Exercisable Unexercisable Exercisable Unexercisable
-------------------------------------------------------------------------------------------
  K. J. McNamara      9,000    $ 57,180    93,500      12,500       $44,220      $16,500
  E. L. Hutton       26,600     139,026   137,650      13,750        47,058       18,150
  S. E. Laney        23,900     152,004    69,600      10,500        37,902       13,860
  S. S. Lee              --          --    34,250       6,750        26,730        8,910
  T. S. O'Toole       8,250      52,004    70,500      10,500        34,980       13,860

Employment Agreements

 The Company has entered into employment agreements with Messrs. K. J. McNama-ra, E. L. Hutton, Lee, and O'Toole and Ms. Laney. Mr. McNamara's employment agreement provides for his continued employment as President and Chief Execu-tive Officer of the Company through May 3, 2005, subject to earlier termina-tion under certain circumstances, at a base salary of $391,000 per annum or such higher amount as the Board of Directors may determine, as well as partic-ipation in incentive compensation plans, stock incentive plans and other bene-fit plans. In the event of termination without cause, the agreement provides that for the balance of the term of the agreement, Mr. McNamara will receive severance payments equal to 150 percent of his then-current base salary, the amount of incentive compensation most recently paid or approved in respect of the previous year, and the fair market value of all stock awards which would have vested during the 12 months prior to termination notwithstanding that such shares vested on an accelerated basis effective January 1, 2002. In addi-tion, such severance payments will be reduced by the amount of any earned in-come received by Mr. McNamara from any other source for any period such sever-ance payments are payable. Messrs. Hutton, Lee and O'Toole and Ms. Laney have employment agreements which provide for their continued employment as senior executives of the Company through May 3, 2002, May 3, 2005, May 19, 2005 and May 3, 2005, respectively, and are identical in all material respects to that of Mr. McNamara, except their respective agreements provide for a base salary of $350,000, $223,040, $235,300 and $232,400 per annum or such higher amounts as the Board of Directors may determine.

Executive Stock Ownership Plan

 Pursuant to the Company's Executive Stock Ownership Plan, Messrs. E. L. Hut-ton, McNamara, Arquilla, Devlin, T. C. Hutton, Lee, Mount and O'Toole and Ms. Laney, respectively, received loans from the Company in order to purchase shares of Capital Stock in the open market in November and December 1999. These loans were secured by demand notes with the Company which have an annual interest rate of 5.88 percent, except for Mr. McNamara's loan, which has an annual interest rate of 6.35 percent.

 During 2001, the largest aggregate amount of indebtedness outstanding (prin-cipal and interest) for Messrs. E. L. Hutton, McNamara, Arquilla, Devlin, T.
C. Hutton, Lee, Mount and O'Toole and Ms. Laney was $571,759, $523,812, $105,863, $194,822, $194,822, $194,816, $229,816, $381,168 and $211,760, re-
spectively. As of December 31, 2001, the aggregate amount of indebtedness out-standing for the above named individuals was as follows: E. L. Hutton-- $440,837; K. J. McNamara--$518,642; R. L. Arquilla--$25,705; Devlin--$190,227;
T. C. Hutton--$0; S. S. Lee--$0; J. M. Mount--$229,792; T. S. O'Toole--$0; and
S. E. Laney--$0. The aggregate amounts of outstanding indebtedness set forth above for Mr. Mount also include indebtedness related to relocation expenses.

Promissory Notes with Cadre

 Messrs. E. L. Hutton and K. J. McNamara and Ms. Laney, respectively, borrowed $56,250, $41,250, and $41,250 from the Company's subsidiary, Cadre Computer Resources, Inc. ("Cadre"), to purchase shares of the common stock of Cadre in October 2000. They purchased the following number of shares: E. L. Hutton, 75,000 shares; K. J. McNamara, 55,000 shares; and S. E. Laney, 55,000 shares. These loans were secured by demand notes with Cadre and had an annual interest rate of 6.27 percent.

 As part of the sale of assets of Cadre to a corporation, Cadre Computer Re-sources Co. ("Cadre Computer"), owned by certain officers and then current em-ployees of Cadre in August 2001, Messrs. E. L. Hutton and McNamara and Ms. La-ney exchanged their shares of Cadre common stock for the demand notes and the outstanding loans were extinguished.

                             CERTAIN TRANSACTIONS

 In connection with the sale of the assets of Cadre to Cadre Computer, the Company has loaned Cadre Computer $399,204 and has agreed to loan an addi-tional amount up to $500,000. Ms. Sandra E. Laney, who is an executive officer and director of the Company, has an 18% ownership interest in Cadre Computer.

Comparative Stock Performance

 The graph below compares the yearly percentage change in the Company's cumu-lative total stockholder return on Capital Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period December 31, 1996 to December 31, 2001, assuming dividend reinvestment, and (B) the differ-ence between the Company's share price at December 31, 1996 and December 31, 2001; by (ii) the share price at December 31, 1996) with the cumulative total return, assuming reinvestment of dividends, of the (1) S & P 500 Stock Index and (2) Dow Jones Industrial Diversified Index.

                               Chemed Corporation

                    Cumulative Total Stockholder Return for
                   Five-Year Period Ending December 31, 2001

                                   [GRAPH]

         December 31 . . .           1996    1997   1998   1999   2000   2001
------------------------------------------------------------------------------
  Chemed Corporation                $100.00 119.98 103.10  94.64 112.60 115.07
------------------------------------------------------------------------------
  S&P 500                           $100.00 133.36 171.48 207.56 188.66 166.24
------------------------------------------------------------------------------
  Dow Jones Industrial Diversified  $100.00 141.71 182.25 246.90 248.68 223.57

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth information as of January 31, 2002, with re-spect to the only persons who are known to be the beneficial owners of more than 5 percent of Capital Stock:

    Name and Address                Amount and Nature of            Percent of
   of Beneficial Owner              Beneficial Ownership            Class (4)
------------------------------------------------------------------------------
  The Fifth Third Bank     592,110 shares; Trustee of the                6%
  Fifth Third Center       Company's Retirement Plan, Employee
  Cincinnati, Ohio         Stock Ownership Plans and Excess
  45263                    Benefit Plan (1)
  Mario J. Gabelli,        819,000 shares (2)                          8.3%
  Marc J. Gabelli, and
  various related
  entities.
  One Corporate Center
  Rye, NY 10580
  Select Equity Group,     687,386 shares (3)                          6.9%
  Inc.
  380 Lafayette Street
  New York, NY 10003
------------------------------------------------------------------------------

 (1) Shared voting power, 592,110 shares; shared dispositive power, 592,110 shares.

 (2)   Sole voting and dispositive power, 819,000 shares.

 (3)   Sole voting and dispositive power, 687,386 shares.

 (4) For purposes of calculating Percent of Class, all shares subject to stock options which were exercisable within 60 days of January 31, 2002, were assumed to have been issued.

 The following table sets forth information as of January 31, 2002, with re-spect to Capital Stock beneficially owned by all nominees and directors of the Company, the executive officers named in the Summary Compensation Table and the Company's directors and executive officers as a group:

                          Amount and Nature of                   Percent of
            Name        Beneficial Ownership (1)                 Class (2)
---------------------------------------------------------------------------
  Edward L. Hutton                     71,436 Direct
                                      137,650 Option                1.4%
                                        7,332 Trustee

  Kevin J. McNamara                    36,665 Direct
                                       93,500 Option
                                              Trustee (3)

  Rick L. Arquilla                      4,946 Direct
                                       31,250 Option

  Charles H. Erhart, Jr.               10,000 Direct

  Joel F. Gemunder                      8,524 Direct
                                        3,486 Trustee

  Patrick P. Grace                        500 Direct

                          Amount and Nature of                   Percent of
            Name        Beneficial Ownership (1)                 Class (2)
---------------------------------------------------------------------------
  Thomas C. Hutton                     42,264 Direct
                                       37,500 Option
                                        7,832 Trustee (3)

  Walter L. Krebs                       4,588 Direct
                                        7,000 Option

  Sandra E. Laney                      39,027 Direct
                                       69,600 Option
                                              Trustee (3)

  Spencer S. Lee                        6,034 Direct
                                       34,250 Option

  John M. Mount                        16,384 Direct
                                       18,000 Option

  Timothy S. O'Toole                   21,129 Direct
                                       70,500 Option

  Donald E. Saunders                    1,587 Direct

  George J. Walsh III                   2,425 Direct

  Frank E. Wood                            None

  Directors and Executive             281,101 Direct                2.9%
  Officers as a Group                 548,750 Option                5.6%
  (16 persons)                         75,470 Trustee (4)

 Footnotes to Stock Ownership Table

 (1) Includes securities beneficially owned (a) by the named persons or group members, their spouses and their minor children (including shares of Capital Stock allocated as of December 31, 2001, to the ac-count of each named person or member of the group under the Company's Retirement Plan and under the Company's ESOP or, with respect to Mr. Gemunder, allocated to his account as of December 31, 2001, under the Omnicare Employees Savings and Investment Plan, (b) by trusts and custodianships for their benefit and (c) by trusts and other entities as to which the named person or group has or shares the power to di-rect voting or investment of securities. "Direct" refers to securi-ties in categories (a) and (b) and "Trustee" to securities in cate-gory (c). Where securities would fall into both "Direct" and "Trust-ee" classifications, they are included under "Trustee" only. "Option" refers to shares which the named person or group has a right to ac-quire within 60 days from January 31, 2002. For purposes of determin-ing the Percent of Class, all shares subject to stock options which were exercisable within 60 days from January 31, 2002 were assumed to have been issued.

 (2)   Percent of Class under 1.0 percent is not shown.

 (3) Messrs. T. Hutton and McNamara and Ms. Laney are trustees of the Chemed Foundation which holds 67,938 shares of Capital Stock over which the trustees share both voting and investment power. This num-ber is included in the total number of "Trustee" shares held by the Directors and Executive Officers as a Group but is not reflected in the respective holdings of the individual trustees.

 (4) Shares over which more than one individual holds beneficial ownership have been counted only once in calculating the aggregate number of shares owned by Directors and Executive Officers as a Group.

Section 16(a) Beneficial Ownership Reporting Compliance

 Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the reg-ulations thereunder, the Company's executive officers and directors and per-sons who own more than 10 percent of Capital Stock are required to file re-ports with respect to their ownership and changes in ownership of Capital Stock with the Securities and Exchange Commission ("SEC"). In addition, such persons are required to forward copies of such reports to the Company. Based on a review of the copies of such reports furnished to the Company and on the written representation of such non-reporting persons that, with respect to 2001, no reports on Form 5 were required to be filed with the SEC, the Company believes that, during the period January 1, 2001 through December 31, 2001, the Company's executive officers and directors and greater-than-10-percent stockholders have complied with all Section 16(a) reporting requirements ex-cept for Mr. Arquilla and Mr. James Devlin, who was a director during 2001. Mr. Arquilla reported the sale of 2,000 shares two months late, and Mr. Devlin reported in July the sale of 5,500 shares during January, March and April and reported on Form 5 the sale of 586 shares in September and October.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

 The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2002. This firm has acted as independent accountants for the Company and its consolidated subsidiaries since 1970. Although the submission of this matter to the stockholders is not required by law or by the By-Laws of the Company, the selection of PricewaterhouseCoopers LLP will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote, with abstentions hav-ing the effect of negative votes, will be necessary to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2002. If the selection is not ratified at the meeting, the Board of Directors will reconsider its selection of inde-pendent accountants.

 The Board of Directors recommends a vote FOR ratification.

 It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Company's Annual Meeting. Such representative shall have the opportunity to make a statement if he so desires and shall be available to re-spond to appropriate questions raised at the meeting.

                       PROPOSAL TO APPROVE AND ADOPT THE
                    2002 EXECUTIVE LONG-TERM INCENTIVE PLAN

 The Board of Directors has approved, subject to stockholder approval, the adoption of the Chemed Corporation 2002 Executive Long-Term Incentive Plan (the "Plan"). The full text of the proposed Plan is set forth as Exhibit A to the Proxy Statement and the following discussion is qualified in its entirety by reference to such text.

                                   THE PLAN

 The Plan permits the awarding of incentive compensation relating to the achievement of certain performance-related goals over periods longer than one fiscal year.

 The purpose of the Plan is to provide the Company with the means to attract and retain officers and other key employees and to motivate those individuals to improve the long-term performance of the Company.

 The Plan shall be administered by a Committee of the Board of Directors, con-sisting solely of two or more "outside directors" within the meaning of Sec-tion 162(m) of the Internal Revenue Code of 1986, as amended. The Committee shall have the power to interpret the Plan and to prescribe, amend, and re-scind rules and regulations relating to the administration of the Plan, including treatment upon terminations of employment and in connection with a change in control of the Company. The Committee's determinations with respect to the Plan shall be conclusive and binding.

 All officers and other key employees of the Company and its Subsidiaries, as determined by the Committee for each Plan Period, shall be eligible to partic-ipate in the Plan.

 At the commencement of each Plan Period, the Committee shall determine the length of the Plan Period, select which eligible employees shall participate in the Plan for that Plan Period, and determine the Performance Goals for each Participant and the payment schedule detailing the amount which may be avail-able for payment to each Participant based on the level of achievement of the Performance Goals. Upon completion of the Plan Period, the Committee shall certify the extent to which the Performance Goals were satisfied and determine the amount available for each Participant's Award pursuant to the payment schedule. Prior to authorizing payment, the Committee may increase or decrease the amount of an Award based on any factors the Committee determines to be ap-propriate; provided, however, that the Committee may not increase the amount of an Award with respect to a Participant who the Committee determines in its discretion is or may be a "covered employee" under Section 162(m). A new Plan Period shall not commence until any preceding Plan Period has been completed, and the Maximum Amount of an Award with respect to a Participant for a partic-ular Plan Period cannot exceed the product of $2,000,000 and the number of full or partial fiscal years in a Plan Period.

 The Committee can select the Performance Measures, upon which the Performance Goals are based, from the following list:

 (i)     Cash flow;
 (ii)    Cash flow from operations;
 (iii)   Total earnings;
 (iv)    Earnings per share, diluted or basic;
 (v)     Earnings per share from continuing operations, diluted or basic;
 (vi)    Earnings before interest and taxes;
 (vii)   Earnings before interest, taxes, depreciation, and amortization;
 (viii)  Earnings from continuing operations;
 (ix)    Net asset turnover;
 (x)     Inventory turnover;
 (xi)    Net earnings or net income;
 (xii)   Operating earnings;
 (xiii)  Operating margin;
 (xiv)   Return on equity;
 (xv)    Return on net assets;
 (xvi)   Return on total assets;
 (xvii)  Return on capital;
 (xviii) Return on investment;
 (xix)   Return on sales;
 (xx)    Sales;
 (xxi)   Revenues;
 (xxii)  Market share;
 (xxiii) Economic value added;
 (xxiv)  Expense reduction levels;
 (xxv)   Stock price; and
 (xxvi)  Total stockholder return.

 The Performance Measures may be expressed with respect to the Company or one or more operating units or Subsidiaries. The Performance Measures may be de-termined on an absolute basis, relative to internal goals, relative to levels attained in prior years, or related to indices or other companies. They may also be expressed as ratios expressing a relationship be-tween two or more Performance Measures. The Committee may adjust any Perfor-mance Measure to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances or to exclude the effects of extraordi-nary, unusual, or non-recurring items; changes in law, regulations, or ac-counting principles; currency fluctuations; discontinued operations; non-cash items; certain recapitalizations, restructurings, or other corporate transac-tions; stock dividends; or stock splits or combinations. However, no such ad-justments will be made to the extent that amounts paid to a "covered employee" under the Plan would fail to qualify as "qualified performance-based compensa-tion" under Section 162(m).

 Awards under the Plan may be paid in a lump sum in cash or to a deferred com-pensation plan, as may be established for this purpose. The Company also may deduct from an Award any amounts required to be withheld under federal, state, or local tax laws.

 Nothing in the Plan shall give any person any right to continued employment, constitute a contract or agreement of employment, or interfere with the Company's right to terminate or change the conditions of employment. Any rights of a Participant under the Plan are not assignable, and Awards shall be made from the general funds of the Company.

 Except with respect to terminations of employment or in connection with a change in control of the Company, Awards under the Plan are intended to qual-ify as "qualified performance-based compensation" satisfying the requirements of Section 162(m). To the extent that any provision of the Plan or an Award does not comply or is inconsistent with these requirements, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

 The Board of Directors may alter, amend, suspend, or terminate the Plan; pro-vided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) shall be effective un-less such stockholder approval is obtained. No amendment or termination of the Plan may, without the consent of a Participant for whom an Award has been de-termined for a completed Plan Period but not yet paid, adversely affect the Participant's rights under such an Award.

 The Plan became effective as of March 6, 2002, but no Award will be made un-der the Plan unless prior to such payment the Plan is approved and adopted by stockholders.

 No determination has been made with respect to the selection of Participants or the payment of Awards under the Plan. It is, therefore, not possible at the present time to indicate specifically the names and positions of Participants to whom Awards may be made or any other information concerning the operation of the Plan as it may affect specific individuals.

 In order to effect the approval and adoption of the Plan, the following reso-lution will be presented at the Annual Meeting:

     "RESOLVED, that the 2002 Executive Long-Term Incentive Plan set forth as Exhibit A to the Proxy Statement accompanying the Notice of the Annual Meeting of the Stockholders of Chemed Corporation to be held May 20, 2002, be and the same hereby is approved and adopted.

 The affirmative vote of a majority of the shares represented at the meeting and entitled to vote will be necessary for the adoption of the foregoing reso-lution, with abstentions having the effect of negative votes and broker non-votes having no effect because they are not considered entitled to vote on this matter. The approval and adoption of the Plan is not a matter which is required to be submitted to a vote of the stockholders of the Company. The reason for submitting such proposal to a vote of the stockholders is to meet a condition of Section

162(m) of the Internal Revenue Code of 1986, as amended, which provides for the deduction of certain executive compensation in excess of $1,000,000 and to meet the requirement of the New York Stock Exchange. No award will be made un-der the Plan unless it is first adopted by the stockholders.

 The Board of Directors recommends a vote FOR the approval and adoption of the Plan.

                       PROPOSAL TO APPROVE AND ADOPT THE
                           2002 STOCK INCENTIVE PLAN

 In view of the few remaining shares available for the grant of additional stock awards or stock options under the previously adopted stock incentive plans, the Board of Directors has approved, subject to stockholder approval, the adoption of the 2002 Stock Incentive Plan (the "Stock Incentive Plan") pursuant to which 450,000 shares of Capital Stock may be issued or transferred to key employees as stock incentives. The full text of the proposed Stock In-centive Plan is set forth as Exhibit B to this Proxy Statement and the follow-ing discussion is qualified in its entirety by reference to such text.

                           THE STOCK INCENTIVE PLAN

 The Stock Incentive Plan will become effective as of the date it is adopted by the stockholders of the Company, i.e., May 20, 2002. If it is not adopted by the stockholders, the Stock Incentive Plan will be of no force and effect. If it is adopted, no stock options may be granted under the Stock Incentive Plan after May 19, 2012. The Board of Directors may terminate the Stock Incen-tive Plan at any earlier time, but outstanding options will continue to be ex-ercisable until they expire in accordance with their terms. The market value of the Capital Stock as of March 22, 2002 was $37.80 per share.

 The Stock Incentive Plan authorizes the issuance or transfer of a maximum of 450,000 shares of Capital Stock pursuant to stock incentives granted to key employees of the Company and its subsidiaries under the Stock Incentive Plan. For purposes of the Stock Incentive Plan, a "subsidiary" is a corporation or other form of business association of which shares (or other ownership inter-ests) having 50 percent or more of the voting power are owned or controlled, directly or indirectly, by the Company and "key employees" are employees of the Company or a subsidiary, including officers and directors thereof, who, in the opinion of the Compensation/Incentive Committee (as defined below), are deemed to have the capacity to contribute significantly to the growth and suc-cessful operations of the Company or a subsidiary.

 Stock incentives granted under the Stock Incentive Plan may be in the form of options to purchase Capital Stock ("stock options") or in the form of awards of Capital Stock in payment of incentive compensation ("stock awards"), or a combination of stock awards and stock options. However, no more than 135,000 shares of Capital Stock may be issued or transferred pursuant to stock incen-tives granted under this Plan in the form of stock awards.

 The Stock Incentive Plan shall be administered by a Committee (the "Compensation/Incentive Committee") consisting of no fewer than three persons designated by, and serving at the pleasure of, the Board of Directors of the Company.

 The Compensation/Incentive Committee designates the key employees of the Com-pany and its subsidiaries who might participate in the Stock Incentive Plan and as to the form and terms of the number of shares covered by each stock in-centive granted thereunder. In making such designation, the Committee may con-sider an employee's present or potential contribution to the success of the Company or any subsidiary and other factors which it may deem relevant.

 Under the Stock Incentive Plan, a stock incentive in the form of a stock award will consist of shares of Capital Stock issued as incentive compensation earned or to be earned by the employee. Shares subject to a stock award may be issued when the award is granted or at a later date, with or without dividend equivalent rights. A stock award shall be subject to such terms, con-ditions and restrictions (including restrictions on the transfer of the shares issued pursuant to the award) as the Compensation/Incentive Committee shall designate.

 Under the Stock Incentive Plan, a stock incentive in the form of a stock op-tion will provide for the purchase of shares of Capital Stock in the future at an option price per share which will not be less than 100 percent of the fair market value of the shares covered thereby on the date the stock option is granted. Each option shall be exercisable in full or in part six months after the date the option is granted, or may become exercisable in one or more in-stallments and at such time or times, as the Compensation/Incentive Committee shall determine, or upon various circumstances which may result in a change of control. Unless otherwise provided in the option, an option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the option. Any term or provision in any outstanding option specifying when the option may be exercisable or that it be exercisable in installments may be modified at any time during the life of the option by the Compensation/Incentive Committee, provided, however, no such modification of an outstanding option shall, without the consent of the optionee, adversely affect any option theretofore granted to him.

 Upon the exercise of an option, the purchase price shall be paid in cash or, if so provided in the option, in shares of Capital Stock or in a combination of cash and such shares. The Company may cancel all or a portion of an option subject to exercise and pay the holder cash or shares equal in value to the excess of the fair market value of the shares subject to the portion of the option so canceled over the option price of such shares. Options shall be granted for such lawful consideration as the Compensation/Incentive Committee shall determine.

 All stock options granted under the Stock Incentive Plan will expire within ten years from the date of grant. No more than 50,000 options may be granted to an individual employee in any calendar year. A stock option is not trans-ferable or assignable by an optionee other than by will, by the laws of de-scent and distribution, pursuant to a qualified domestic relations order or to certain family members, if permitted under SEC Rule 16b-3 or any successor rule thereto, and each option is exercisable, during his lifetime, only by him or a permitted transferee or assignee. Unexercised options terminate upon ter-mination of employment, except that if termination arises from a resignation with the consent of the Compensation/Incentive Committee, the options termi-nate three months after such termination of employment, and except further that if an optionee ceases to be an employee by reason of his death while em-ployed, retirement or disability, or if he should die within three months fol-lowing his resignation with the consent of the Compensation/Incentive Commit-tee, the options terminate fifteen months after an optionee's termination of employment but may be exercised only to the extent that they could have been exercised by the optionee, had he lived, three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes, if approved by the Compensation/Incentive Committee, does not con-stitute a termination of employment, but no options are exercisable during any such leave of absence.

 Exercise of a stock option will be conditioned on an optionee's payment in full of the purchase price for the shares, in cash or by the transfer to the Company of shares of Capital Stock at fair market value on the date of trans-fer. An optionee shall not be considered a holder of the shares subject to a stock option until actual delivery of a certificate representing such shares is made by the Company.

 None of the stock options granted under the Stock Incentive Plan will be "re-stricted," "qualified" or "incentive" stock options or options granted pursu-ant to an "employee stock purchase plan" as the quoted terms are defined in Sections 422 through 424 of the Internal Revenue Code of 1986, as amended.

 With respect to stock awards in shares of Capital Stock that are either transferable or not subject to a substantial risk of forfeiture, the employee must recognize ordinary income equal to the cash or the fair market value of the shares of Capital Stock and the Company will be entitled to a deduction for the same amount. With respect to stock awards that are settled in shares of Capital Stock that are restricted as to transferability and subject to sub-stantial risk of forfeiture, the employee must recognize ordinary income equal to the fair market value of the shares of Capital Stock at the first time such shares become transferable or not subject to a substantial risk of forfeiture, whichever oc-curs earlier, and the Company will be entitled to a deduction for the same amount.

 An optionee realizes no taxable income by reason of the grant of a nonstatu-tory option. Subject to insider trading restrictions, upon exercise of the op-tion an optionee realizes compensation taxable as ordinary income in the amount of the excess of the fair market value of the shares of Capital Stock over the option price on the date of exercise. Upon the sale of shares of Cap-ital Stock acquired pursuant to the exercise of an option, an optionee real-izes either a capital gain or a capital loss based upon the difference between his selling price and the fair market value of such shares on the date of ex-ercise. Such capital gain or loss, as the case may be, will be either short-term or long-term depending on the period elapsed between the date of exercise and the date of sale. In those instances where the employee receives compensa-tion taxable as ordinary income, the Company or a subsidiary (except for cer-tain foreign subsidiaries) will generally be entitled to a Federal income tax deduction in the amount of such compensation. An employee will not recognize a gain on previously owned shares of Capital Stock if he exercises an option and transfers such shares to the Company in payment of the option price. Taxes payable by an optionee or awardee on exercise of an option or removal of re-strictions on an award may be paid in cash, by surrender of shares, or by withholding of shares of Capital Stock as the Compensation/Incentive Committee shall determine.

 The Board of Directors, upon the recommendation of the Compensation/Incentive Committee, may amend the Stock Incentive Plan subject, in the case of speci-fied amendments, to stockholder approval. The Stock Incentive Plan may be dis-continued at any time by the Board of Directors. No amendment or discontinu-ance of the Stock Incentive Plan shall, without the consent of the employee, adversely affect any stock incentive held by him under the Stock Incentive Plan.

 No determination has been made with respect to any prospective grant of a stock incentive under the Stock Incentive Plan. It is, therefore, not possible at the present time to indicate specifically the names and positions of key employees to whom stock incentives may be granted or to whom stock incentives would have been granted had this Plan been in effect during 2001 or the number of shares to be subject to stock incentives or any other information concern-ing the operation of the Stock Incentive Plan as it may affect specific indi-viduals. The proceeds of sale of shares of Capital Stock under the Stock In-centive Plan will be used by the Company for general corporate purposes.

 In order to effect the approval and adoption of the Stock Incentive Plan, the following resolution will be presented to the Annual Meeting:

     "RESOLVED, that the 2002 Stock Incentive Plan set forth as Exhibit B to the Proxy Statement accompanying the Notice of the Annual Meeting of the Stockholders of Chemed Corporation to be held May 20, 2002, be and the same hereby is approved and adopted."

 The affirmative vote of the majority of the shares represented at the meeting and entitled to vote will be necessary for the adoption of the foregoing reso-lution, with abstentions having the effect of negative votes and broker non-votes having no effect because they not considered entitled to vote on this matter. The approval and adoption of the Stock Incentive Plan is not a matter which is required to be submitted to a vote of the stockholders of the Compa-ny. The reason for submitting such proposal to a vote of the stockholders is to meet a condition of Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides for the deduction of certain executive compensation in excess of $1,000,000, and to meet the requirement of the New York Stock Ex-change. The Stock Incentive Plan will become effective upon adoption by the stockholders.

 The Board of Directors recommends a vote FOR the approval and adoption of the Stock Incentive Plan.

                            AUDIT COMMITTEE REPORT

 The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in monitoring:

 .The integrity of the Company's financial statements.

 .Compliance by the Company with legal and regulatory requirements.

 .The independence and performance of the Company's internal and external au-ditors.

 During 2000, the Audit Committee developed a charter for the Committee, which was approved by the full Board of Directors on May 15, 2000.

 The Company's management has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting proc-ess. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's au-dited financial statements to generally accepted accounting principles.

 In this context, the Audit Committee hereby reports as follows:

 1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

 2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

 3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

 4. Based on the review and discussion referred to in paragraphs (1) through
    (3) above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

 Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

 The undersigned members of the Audit Committee have submitted this Report.

    Charles H. Erhart, Jr., Chairman
    Patrick P. Grace
    Donald E. Saunders

                     FEES PAID TO INDEPENDENT ACCOUNTANTS

Audit Fees

 PricewaterhouseCoopers LLP billed the Company $375,000 in aggregate fees and expenses for professional services rendered for the audit of the Company's an-nual financial statements for the year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that year.

Financial Information Systems Design and Implementation Fees

 The Company did not pay PricewaterhouseCoopers LLP any fees for professional services rendered by PricewaterhouseCoopers LLP relating to information tech-nology for the year 2001.

All Other Fees

 PricewaterhouseCoopers LLP billed the Company $120,000 in aggregate fees for services rendered by PricewaterhouseCoopers LLP, other than the services de-scribed above, for the year 2001.

 The Audit Committee after consideration has determined that the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintain-ing its independence.

                             STOCKHOLDER PROPOSALS

 Any proposals by stockholders intended to be included in the proxy materials for presentation at the 2003 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company no later than December 1, 2002. Any proposals by stockholders intended to be presented at the 2002 Annual Meeting of Stockholders outside of the Company's proxy solicitation process shall be considered untimely if notice of such a proposal was not given to the Secretary of the Company by February 15, 2002. In the case of timely notice, persons named in the proxies solicited by the Company for that meeting (or their substitutes) will be allowed to use their discretionary voting authority when the proposal is raised at the meeting without any discussion of the pro-posal in the Company's proxy statement for that meeting.

                                 OTHER MATTERS

 As of the date of this Proxy Statement, the management has not been notified of any stockholder proposals intended to be raised at the 2002 Annual Meeting outside of the Company's proxy solicitation process nor does management know of any other matters which will be presented for consideration at the Annual Meeting. However, if any other stockholder proposals or other business should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

                           EXPENSES OF SOLICITATION

 The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reim-burse such persons or institutions for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or by telegram from some stockholders if such proxies are not promptly received. The Company has also retained D. F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of such proxies at a cost which is not expected to exceed $8,000 plus reasonable expenses. This Proxy Statement and the accompa-nying Notice of Meeting are sent by order of the Board of Directors.

                                            Naomi C. Dallob
                                              Secretary

April 5, 2002

                                   EXHIBIT A


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               CHEMED CORPORATION

                    2002 EXECUTIVE LONG-TERM INCENTIVE PLAN

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              CHEMED CORPORATION
                    2002 EXECUTIVE LONG-TERM INCENTIVE PLAN

 SECTION 1. PURPOSES: The purposes of the Chemed Corporation 2002 Executive Long-Term Incentive Plan are to provide a means to attract and retain officers and other key employees of the Company and its Subsidiaries and to motivate such individuals to improve the long-term performance of the Company.

 SECTION 2. DEFINITIONS: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

 (a) "Award" shall mean, for any Plan Period, a payment made to a Participant under the terms of this Plan.

 (b) "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

 (c) "CEO" shall mean the Chief Executive Officer of the Company.

 (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

 (e) "Committee" shall mean a committee of the Board of Directors, which shall consist solely of two or more "outside directors" within the meaning of
     Section 162(m) of the Code.

 (f) "Capital Stock" shall mean the capital stock of the Company, par value $1.00 per share.

 (g) "Company" shall mean Chemed Corporation, a Delaware corporation.

 (h) "Covered Employee" shall mean the CEO and each other executive of the Company or a Subsidiary who the Committee determines, in its discretion, is or may be a "covered employee" within the meaning of Section 162(m) of the Code for the Plan Period to which an Award hereunder is related.

 (i) "Eligible Employee" shall mean all officers and other key employees of the Company and any of its Subsidiaries, as determined by the Committee in its sole discretion.

 (j) "Maximum Amount" shall mean the product of:

   (i) $2,000,000; and

   (ii) The number of full or partial fiscal years in the Plan Period.

 (k) "Participant" shall mean an Eligible Employee selected by the Committee to participate in the Plan pursuant to Section 4.

 (l) "Performance Goal(s)" shall mean the goal or goals established for a Par-ticipant for a Plan Period by the Committee pursuant to Section 5.

 (m) "Performance Measures" shall mean any of the following performance crite-ria, either alone or in any combination, and may be expressed with re-spect to the Company or one or more operating units or groups or Subsidi-aries, as the Committee may determine: cash flow; cash flow from opera-tions; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before in-terest and taxes; earnings before interest, taxes, depreciation, and am-ortization; earnings from continuing operations; net asset turnover; in-ventory turnover; net earnings or net income; operating earnings; operat-ing margin; return on equity; return on net assets; return on total as-sets; return on capital; return on investment; return on sales; sales; revenues; market share; economic value added; expense reduction levels; stock price; and total stockholder return. For any Plan Period, Perfor-mance Measures may be determined on an absolute basis or relative to in-ternal goals or relative to levels attained in a year or years prior to such Plan Period or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures. For any Plan Period, the Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlarge-ment of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctua-tions; discontinued operations; non-cash items, such as amortization, de-preciation, or reserves; or any recapitalization, restructuring, reorgani-zation, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, or stock dividend, or stock split or combination; provided, however, in the case of a Covered Employee, no such adjustment will be made if the effect of such adjustment would cause the Award to a Covered Employee to fail to qualify as "qualified performance-based compen-sation" within the meaning of Section 162(m) of the Code.

 (n) "Plan" shall mean the Chemed Corporation 2002 Executive Long-Term Incen-tive Plan, as amended and restated from time to time.

 (o) "Plan Period" shall mean a period longer than one fiscal year, as deter-mined by the Committee in its sole discretion.

 (p) "Subsidiary" shall mean any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company, and that is not itself a publicly held corporation within the meaning of
     Section 162(m) of the Code.

 SECTION 3. ADMINISTRATION: Subject to the express provisions of this Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determina-tions deemed necessary or advisable for the administration of the Plan. In ex-ercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determi-nations of the Committee pursuant to its authority under the Plan shall be con-clusive and binding.

 SECTION 4. ELIGIBILITY: The Committee shall designate which Eligible Employees will be Participants in the Plan for a particular Plan Period. Designation of an Eligible Employee as a Participant for any Plan Period shall not require designation of such Eligible Employee for any other Plan Period.

 SECTION 5. AWARDS:

 (a) The Committee may make Awards to Participants with respect to each Plan Period, subject to the terms and conditions set forth in the Plan.

 (b) Within 90 days after the commencement of each Plan Period (or such other date as required by Section 162(m) of the Code and the regulations prom-ulgated thereunder), the Committee shall, in writing, select the length of such Plan Period, select which Eligible Employees will be Participants for such Plan Period, and determine for each such Plan Period the follow-ing:

   (i) The Performance Goal or Performance Goals applicable to each Partici-pant for the Plan Period based on one or more Performance Measures; and

   (ii) The payment schedule detailing the total amount which may be avail-able for payment to each Participant as an Award based upon the rela-tive level of attainment of the Performance Goal or Performance Goals.

 (c) Upon completion of a Plan Period, the Committee shall:

   (i) Certify, in writing, prior to payment of any Award, whether and to what extent the Performance Goal or Performance Goals for the Plan Pe-riod were satisfied;

   (ii) Determine the amount available for each Participant's Award pursuant to the payment schedule established in Section 5(b)(ii);

   (iii) Determine any increase or reduction in the amount of a Participant's available Award, as determined pursuant to Section 5(c)(ii), (in-cluding a reduction to zero) based on any subjective or objective factors that it determines to be appropriate in its sole discretion; provided, however, in the case of a Covered Employee, the Committee may reduce (including a reduction to zero) but may not increase the amount of an Award; and provided further that the exercise of such discretion to reduce an Award with respect to any Participant shall not have the effect of increasing an Award that is payable to a Covered Employee; and

   (iv) Authorize payment subject to Section 6 of such amounts determined un-der Section 5(c)(iii).

 (d) Notwithstanding any other provision of this Plan, in no event shall the Award earned by any Participant for a Plan Period exceed the Maximum Amount.

 (e) Notwithstanding any other provision of this Plan, a Plan Period shall not commence until any preceding Plan Period has been completed.

 SECTION 6. PAYMENT OF AWARDS: Awards under this Plan shall be made in a lump sum payment in cash to the Participant or the Participant's beneficiary, as designated under procedures established by the Committee, as soon as practica-ble following the Plan Period or to such deferred plan as the Company may have established for such purposes. The Company may deduct from any payment such amounts as may be required to be withheld under any federal, state, or local tax laws.

 SECTION 7. NO CONTINUED EMPLOYMENT: Nothing in this Plan shall give any per-son any right to continue in the employ of the Company or its Subsidiaries or constitute a contract or agreement of employment or interfere in any way with the right of the Company or its Subsidiaries to terminate or change the condi-tions of employment.

 SECTION 8. NONASSIGNABILITY: Except as otherwise required by applicable law, any rights of a Participant or Participant's beneficiary under this Plan shall not be anticipated, sold, assigned, transferred, encumbered, hypothecated, or pledged nor be subject to any levy or charge and shall not be subject in any manner to the claims of any creditor of a Participant or a Participant's bene-ficiary; and any attempt to take such action shall be null and void.

 SECTION 9. TERMINATION AND AMENDMENT: The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; pro-vided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless such amendment is approved by the stockholders of the Compa-ny. Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of the Participant for whom an Award has been deter-mined for a completed Plan Period but not yet paid, adversely affect the rights of such Participant in such Award.

 SECTION 10. INTERPRETATION: Except with respect to terminations of employment or in connection with a change in control of the Company, as determined by the Committee in its sole discretion, it is the intent of the Company that Awards made to Covered Employees shall constitute "qualified performance-based com-pensation" satisfying the requirements of Section 162(m) of the Code. Accord-ingly, the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code. If any other provision of the Plan or an Award is intended to but does not comply or is inconsistent with the require-ments of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with such re-quirements.

 SECTION 11. UNFUNDED STATUS: Awards shall be made from the general funds of the Company, and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company.

 SECTION 12. APPLICABLE LAW: This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its prin-ciples of conflict of laws.

 SECTION 13. EFFECTIVE DATE: This Plan will become effective as of March 6, 2002; provided, however, that no Award will be made under the Plan unless prior to such payment, the holders of a majority of the shares of the Company's Capital Stock actually voting on the matter approve and adopt this Plan at a meeting of the stockholders of the Company.

                                   EXHIBIT B


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               CHEMED CORPORATION
                           2002 STOCK INCENTIVE PLAN

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              CHEMED CORPORATION
                           2002 STOCK INCENTIVE PLAN

 1. Purposes: The purposes of this plan are (a) to secure for the Corporation the benefits of incentives inherent in ownership of Capital Stock by Key Em-ployees, (b) to encourage Key Employees to increase their interest in the fu-ture growth and prosperity of the Corporation and to stimulate and sustain constructive and imaginative thinking by Key Employees, (c) to further the identification of interest of those who hold positions of major responsibility in the Corporation and its Subsidiaries with the interests of the Corpora-tion's stockholders, (d) to induce the employment or continued employment of Key Employees and (e) to enable the Corporation to compete with other organi-zations offering similar or other incentives in obtaining and retaining the services of competent executives.

 2. Definitions: Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this Section 2.

   Board of Directors: The Board of Directors of the Corporation.

   Capital Stock: The Capital Stock of the Corporation, par value $1.00 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

   Corporation: Chemed Corporation, a Delaware corporation.

   Fair Market Value: As applied to any date, the mean between the high and low sales prices of a share of Capital Stock on the principal stock exchange on which the Corporation is listed, or, if it is not so listed, the mean be-tween the bid and the ask prices of a share of Capital Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System on such date or, if no such sales or prices were made or quoted on such date, on the next preceding date on which there were sales or quotes of Capital Stock on such exchange or market, as the case may be; provided, however, that, if the Capital Stock is not so listed or quoted, Fair Market Value shall be determined in accordance with the method approved by the Compensation/Incentive Committee, and, provided further, if any of the foregoing methods of determining Fair Market Value shall not be consistent with the regulations of the Secretary of the Treasury or his delegate at the time applicable to a Stock Incentive of the type involved, Fair Market Value in the case of such Stock Incentive shall be determined in accordance with such regulations and shall mean the value as so determined.

   Compensation/Incentive Committee: The Compensation/Incentive Committee des-ignated to administer this Plan pursuant to the provisions of Section 10.

   Incentive Compensation: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or discretionary or required to be paid pursuant to an agreement, resolution or arrangement, and whether payable currently or on a deferred basis, in cash, Capital Stock or other property, awarded by the Corporation or a Subsidiary prior or subse-quent to the date of the approval and adoption of this Plan by the stockhold-ers of the Corporation.

   Key Employee: An employee of the Corporation or of a Subsidiary who in the opinion of the Compensation/Incentive Committee can contribute significantly to the growth and successful operations of the Corporation or a Subsidiary. The grant of a Stock Incentive to an employee by the Compensation/Incentive Committee shall be deemed a determination by the Compensation/Incentive Com-mittee that such employee is a Key Employee. For the purposes of this Plan, a director or officer of the Corporation or of a Subsidiary shall be deemed an employee regardless of whether such director or officer is on the payroll of, or otherwise paid for services by, the Corporation or a Subsidiary.

   Option: An option to purchase shares of Capital Stock.

   Performance Unit: A unit representing a share of Capital Stock, subject to a Stock Award, the issuance, transfer or retention of which is contingent, in whole or in part, upon attainment of a specified performance objective or ob-jectives, including, without limitation, objectives determined by reference to or changes in (a) the Fair Market Value, book value or earnings per share of Capital Stock, or (b) sales and revenues, income, profits and losses, return on capital employed, or net worth of the Corporation (on a consolidated or un-consolidated basis) or of any one or more of its groups, divisions, Subsidiar-ies or departments, or (c) a combination of two or more of the foregoing fac-tors.

   Plan: The 2002 Stock Incentive Plan herein set forth as the same may from time to time be amended.

   Stock Award: An issuance or transfer of shares of Capital Stock at the time the Stock Incentive is granted or as soon thereafter as practicable, or an un-dertaking to issue or transfer such shares in the future, including, without limitation, such an issuance, transfer or undertaking with respect to Perfor-mance Units.

   Stock Incentive: A stock incentive granted under this Plan in one of the forms provided for in Section 3.

   Subsidiary: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Corporation.

 3. Grants of Stock Incentives:

   (a) Subject to the provisions of this Plan, the Compensation/Incentive Committee may at any time, or from time to time, grant Stock Incentives un-der this Plan to, and only to, Key Employees.

   (b) Stock Incentives may be granted in the following forms:

     (i) a Stock Award, or
     (ii) an Option, or
     (iii) a combination of a Stock Award and an Option.

 4. Stock Subject to this Plan:

   (a) Subject to the provisions of paragraph (c) and (d) of this Section 4 and of Section 8, the aggregate number of shares of Capital Stock which may be issued or transferred pursuant to Stock Incentives granted under this Plan shall not exceed 450,000 shares; provided, however, that the maximum aggregate number of shares of Capital Stock which may be issued or trans-ferred pursuant to Stock Incentives in the form of Stock Awards, shall not exceed 135,000 shares.

   (b) The maximum aggregate number of shares of Capital Stock which may be issued or transferred under the Plan to directors of the Corporation or of a Subsidiary shall not exceed 100,000 shares.

   (c) Authorized but unissued shares of Capital Stock and shares of Capital Stock held in the treasury, whether acquired by the Corporation specifi-cally for use under this Plan or otherwise, may be used, as the Compensation/Incentive Committee may from time to time determine, for pur-poses of this Plan, provided, however, that any shares acquired or held by the Corporation for the purposes of this Plan shall, unless and until transferred to a Key Employee in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Corporation, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

   (d) If any shares of Capital Stock subject to a Stock Incentive shall not be issued or transferred and shall cease to be issuable or transferable be-cause of the termination, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or trans-fer, be reacquired by the Corporation or a Subsidiary because of an employ-ee's failure to comply with the terms and conditions of a Stock Incentive, the shares not so issued or transferred, or the shares so reacquired by the Corporation or a Subsidiary shall no longer be charged against any of the limitations provided for in paragraphs (a) or (b) of this Section 4 and may again be made subject to Stock Incentives.

 5. Stock Awards: Stock Incentives in the form of Stock Awards shall be sub-ject to the following provisions:

   (a) A Stock Award shall be granted only in payment of Incentive Compensa-tion that has been earned or as Incentive Compensation to be earned, in-cluding, without limitation, Incentive Compensation awarded concurrently with or prior to the grant of the Stock Award.

   (b) For the purposes of this Plan, in determining the value of a Stock Award, all shares of Capital Stock subject to such Stock Award shall be valued at not less than 100 percent of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued or transferred to the Key Employee and whether such shares are subject to restrictions which affect their value.

   (c) Shares of Capital Stock subject to a Stock Award may be issued or transferred to the Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Compensation/Incentive Committee shall determine. In the event that any such issuance or transfer shall not be made to the Key Employee at the time the Stock Award is granted, the Compensation/Incentive Committee may pro-vide for payment to such Key Employee, either in cash or in shares of Capi-tal Stock from time to time or at the time or times such shares shall be issued or transferred to such Key Employee, of amounts not exceeding the dividends which would have been payable to such Key Employee in respect of such shares (as adjusted under Section 8) if they had been issued or trans-ferred to such Key Employee at the time such Stock Award was granted. Any amount payable in shares of Capital Stock under the terms of a Stock Award may, at the discretion of the Corporation, be paid in cash, on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

   (d) A Stock Award shall be subject to such terms and conditions, includ-ing, without limitation, restrictions on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Compensation/Incentive Committee may determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a stockholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent oth-erwise provided in the Stock Award. Each Stock Award shall be evidenced by a written instrument in such form as the Compensation/Incentive Committee shall determine, provided the Stock Award is consistent with this Plan and incorporates it by reference.

 6. Options: Stock Incentives in the form of Options shall be subject to the following provisions:

   (a) The maximum aggregate number of Stock Incentives in the form of Op-tions which may be granted to an individual employee of the Corporation or a Subsidiary in any calendar year shall not exceed 50,000 Options.

   (b) Upon the exercise of an Option, the purchase price shall be paid in cash or, if so provided in the Option or in a resolution adopted by the Compensation/Incentive Committee (and subject to such terms and conditions as are specified in the Option or by the Compensation/Incentive Committee), in shares of Capital Stock or in a combination of cash and such shares. Shares of Capital Stock thus delivered shall be valued at their Fair Market Value on the date of exercise. Subject to the provisions of Section 8, the purchase price per share shall be not less than 100 percent of the Fair Market Value of a share of Capital Stock on the date the Option is granted.

   (c) Each Option shall be exercisable in full or in part six months after the date the Option is granted, or may become exercisable in one or more installments and at such time or times, as the Compensation/Incentive Com-mittee shall determine. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option. Any term or provision in any outstanding Option specifying when the Option is exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Compensation/Incentive Com-mittee, provided, however, no such modification of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to him. An Option will become immediately exercisable in full if at any time during the term of the Option the Corporation obtains actual knowledge that any of the following events has occurred, irrespective of the applicability of any limitation on the number of shares then exercis-able under the Option: (1) any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Corporation or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 30 percent or more of the combined voting power of the Corporation's then outstanding voting securities; (2) the expiration of a tender offer or exchange offer, other than an offer by the Corporation, pursuant to which 20 percent or more of the shares of the Corporation's Capital Stock have been purchased;
  (3) the stockholders of the Corporation have approved (i) an agreement to merge or consolidate with or into another corporation and the Corporation is not the surviving corporation or (ii) an agreement to sell or otherwise dispose of all or substantially all of the assets of the Corporation (in-cluding a plan of liquidation); or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority there-of, unless the nomination for the election by the Corporation's stockhold-ers of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

   (d) Each Option shall be exercisable during the life of the optionee only by him or a transferee or assignee permitted by paragraph (g) of this Sec-tion 6 and, after his death, only by his estate or by a person who acquired the right to exercise the Option pursuant to one of the provisions of para-graph (g) of this Section 6. An Option, to the extent that it shall not have been exercised, shall terminate when the optionee ceases to be an em-ployee of the Corporation or a Subsidiary, unless he ceases to be an em-ployee because of his resignation with the consent of the Compensation/Incentive Committee (which consent may be given before or af-ter resignation), or by reason of his death, incapacity or retirement under a retirement plan of the Corporation or a Subsidiary. Except as provided in the next sentence, if the optionee ceases to be an employee by reason of such resignation, the Option shall terminate three months after he ceases to be an employee. If the optionee ceases to be an employee by reason of such death, incapacity or retirement, or if he should die during the three-month period referred to in the preceding sentence, the Option shall termi-nate fifteen months after he ceases to be an employee. Where an Option is exercised more than three months after the optionee ceased to be an employ-ee, the Option may be exercised only to the extent it could have been exer-cised three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Compensation/Incentive Committee, be deemed a termination of employment within the meaning of this paragraph (d); provided, however, that an Option may not be exercised during any such leave of absence. Not-withstanding the foregoing provisions of this paragraph (d) or any other provision of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years. Where an Option is granted for a term of less than ten years, the Compensation/Incentive Committee, may, at any time prior to the expira-tion of the Option, extend its term for a period ending not later than ten years from the date the Option was granted.

   (e) Options shall be granted for such lawful consideration as the Compensation/Incentive Committee shall determine.

   (f) Neither the Corporation nor any Subsidiary may directly or indirectly lend any money to any person for the purpose of assisting him to purchase or carry shares of Capital Stock issued or transferred upon the exercise of an Option.

   (g) No Option nor any right thereunder may be assigned or transferred by the optionee except:

    (i) by will or the laws of descent and distribution;

    (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or by the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder;

    (iii) by an optionee who, at the time of the transfer, is not subject to the provisions of Section 16 of the 1934 Act, provided such transfer is to, or for the benefit of (including but not limited to trusts for the benefit of), the optionee's spouse or lineal descendants of the optionee's parents; or

    (iv) by an optionee who, at the time of the transfer, is subject to the provisions of Section 16 of the 1934 Act, to the extent, if any, such transfer would be permitted under Securities and Exchange Commission Rule 16b-3 or any successor rule thereto, as such rule or any successor rule thereto may be in effect at the time of the transfer.

   If so provided in the Option or if so authorized by the Compensation/Incentive Committee and subject to such terms and conditions as are specified in the Option or by the Compensation/Incentive Committee, the Corporation may, upon or without the request of the holder of the Op-tion and at any time or from time to time, cancel all or a portion of the Option then subject to exercise and either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so canceled over the aggregate purchase price of such shares, or (ii) issue or transfer shares of Capital Stock to the holder with a Fair Market Value, at such time or times, equal to such excess.

   (h) Each Option shall be evidenced by a written instrument, which shall contain such terms and conditions, and shall be in such form, as the Compensation/Incentive Committee may determine, provided the Option is con-sistent with this Plan and incorporates it by reference. Notwithstanding the preceding sentence, an Option, if so granted by the Compensation/Incentive Committee, may include restrictions and limitations in addition to those provided for in this Plan.

   (i) Any federal, state or local withholding taxes payable by an optionee or awardee upon the exercise of an Option or upon the removal of restric-tions of a Stock Award shall be paid in cash or in such other form as the Compensation/Incentive Committee may authorize from time to time, including the surrender of shares of Capital Stock or the withholding of shares of Capital Stock to be issued to the optionee or awardee. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date such are surrendered to the Corporation or authorized to be withheld.

 7. Combinations of Stock Awards and Options: Stock Incentives authorized by paragraph (b) (iii) of Section 3 in the form of combinations of Stock Awards and Options shall be subject to the following provisions:

   (a) A Stock Incentive may be a combination of any form of Stock Award with any form of Option; provided, however, that the terms and conditions of such Stock Incentive pertaining to a Stock Award are consistent with Sec-tion 5 and the terms and conditions of such Stock Incentive pertaining to an Option are consistent with Section 6.

   (b) Such combination Stock Incentive shall be subject to such other terms and conditions as the Compensation/Incentive Committee may determine, in-cluding, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof. Such combination Stock Incentive shall be evidenced by a written instrument in such form as the Compensation/Incentive Committee shall de-termine, provided it is consistent with this Plan and incorporates it by reference.

 8. Adjustment Provisions: In the event that any recapitalization, or reclas-sification, split-up or consolidation of shares of Capital Stock shall be ef-fected, or the outstanding shares of Capital Stock are, in connection with a merger or consolidation of the Corporation or a sale by the Corporation of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Corporation or for shares of the stock or other securities of any other corporation, or a record date for determination of holders of Capital Stock entitled to receive a dividend payable in Capital Stock shall occur (a) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives, (b) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share or other security under outstanding Options, and (d) the price to be paid per share or other security by the Corporation or a Subsidiary for shares or other securi-ties issued or transferred pursuant to Stock Incentives which are subject to a right of the Corporation or a Subsidiary to reacquire such shares or other se-curities, shall in each case be equitably adjusted.

 9. Term: This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the stockholders of the Corporation. No Stock Incentives shall be granted under this Plan after May 19, 2012.

10. Administration:

   (a) The Plan shall be administered by the Compensation/Incentive Commit-tee, which shall consist of no fewer than three persons designated by the Board of Directors. Grants of Stock Incentives may be granted by the Compensation/Incentive Committee either in or without consultation with em-ployees, but, anything in this Plan to the contrary notwithstanding, the Compensation/Incentive Committee shall have full authority to act in the matter of selection of all Key Employees and in determining the number of Stock Incentives to be granted to them.

   (b) The Compensation/Incentive Committee may establish such rules and reg-ulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The Compensation/Incentive Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, de-terminations and interpretations shall be binding and conclusive upon the Corporation, its Subsidiaries, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and as-signs and upon all other persons claiming under or through any of them.

   (c) Members of the Board of Directors and members of the Compensation/Incentive Committee acting under this Plan shall be fully pro-tected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the per-formance of their duties.

11. General Provisions:

   (a) Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Corporation or a Subsidiary, or shall affect the right of the Corporation or of a Subsidiary to terminate the employment of any employee with or without cause.

   (b) No shares of Capital Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares, in the opinion of counsel to the Cor-poration, have been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corpo-ration, give assurances, satisfactory to counsel to the Corporation, that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Corporation or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

   (c) No employee (individually or as a member of a group), and no benefi-ciary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Capital Stock allocated or re-served for the purposes of this Plan or subject to any Stock Incentive ex-cept as to such shares of Capital Stock, if any, as shall have been issued or transferred to him.

   (d) The Corporation or a Subsidiary may, with the approval of the Compensation/Incentive Committee, enter into an agreement or other commit-ment to grant a Stock Incentive in the future to a person who is or will be a Key Employee at the time of grant, and, notwithstanding any other provi-sion of this Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Company takes action to implement such agreement or commitment.

   (e) In the case of a grant of a Stock Incentive to an employee of a Sub-sidiary, such grant may, if the Compensation/Incentive Committee so di-rects, be implemented by the Corporation issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Compensation/Incentive Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive specified by the Compensation/Incentive Committee pursuant to the provi-sions of this Plan. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Compensation/Incentive Committee, on the date it is delivered by the Subsidiary or on such other date between said two dates, as the Compensation/Incentive Committee shall specify.

   (f) The Corporation or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation or a Subsidiary determines it is required to withhold in connection with any Stock Incentive.

   (g) Nothing in this Plan is intended to be a substitute for, or shall pre-clude or limit the establishment or continuation of, any other plan, prac-tice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Cor-poration or any Subsidiary or other affiliate now has or may hereafter law-fully put into effect, including, without limitation, any retirement, pen-sion, group insurance, stock purchase, stock bonus or stock option plan.

12. Amendments and Discontinuance:

   (a) This Plan may be amended by the Board of Directors upon the recommen-dation of the Compensation/Incentive Committee, provided that, without the approval of the stockholders of the Corporation, no amendment shall be made which (i) increases the aggregate number of shares of Capital Stock that may be issued or transferred pursuant to Stock Incentives as provided in paragraph (a) of Section 4, (ii) increases the maximum aggregate number of shares of Capital Stock that may be issued or transferred under the Plan to directors of the Corporation or of a Subsidiary as provided in paragraph
  (b) of Section 4, (iii) increases the maximum aggregate number of Stock In-centives, in the form of Options, which may be granted to an individual em-ployee as provided in paragraph (a) of Section 6, (iv) withdraws the admin-istration of this Plan from the Compensation/Incentive Committee, (v) per-mits any person who is not at the time a Key Employee of the Corporation or of a Subsidiary to be granted a Stock Incentive, (vi) permits any Option to be exercised more than ten years after the date it is granted, (vii) amends
  Section 9 to extend the date set forth therein or (viii) amends this Sec-tion 12.

   (b) Notwithstanding paragraph (a) of this Section 12, the Board of Direc-tors may amend the Plan to take into account changes in applicable securi-ties laws, federal income tax laws and other applicable laws. Should the provisions of Rule 16b-3, or any successor rule, under the Securities Ex-change Act of 1934 be amended, the Board of Directors may amend the Plan in accordance therewith.

   (c) The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue this Plan.

   (d) No amendment or discontinuance of this Plan by the Board of Directors or the Stockholders of the Corporation shall, without the consent of the employee, adversely affect any Stock incentive theretofore granted to him.

                                    [LOGO]
                              CHEMED CORPORATION



                            . Please detach here .

                              CHEMED CORPORATION
                            STOCKHOLDER'S PROXY AND
                  CONFIDENTIAL ESOP VOTING INSTRUCTION CARD
                 ANNUAL MEETING OF STOCKHOLDERS, MAY 20, 2002

The undersigned hereby appoints E. L. Hutton, K. J. McNamara and N. C. Dallob as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of capital stock of Chemed Corporation held of record by the undersigned on March 22, 2002, at the Annual Meeting of Stockholders to be held on May 20, 2002, or at any adjournment thereof.

This proxy also provides confidential voting instructions for shares of Chemed Capital Stock held by The Fifth Third Bank, Trustee of the Chemed Employee Stock Ownership Plans (ESOP), for the benefit of the undersigned and directs such Trustee to vote as designated on the reverse side of this card. The Trustee will vote all unallocated shares in the same proportion the allocated shares have been voted and will vote allocated shares for which no voting instructions have been received in the same proportion as total voted allocated shares.

This proxy/confidential ESOP voting instruction card is solicited jointly by the Board of Directors of Chemed Corporation and the Trustee of the Chemed ESOP pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

The Company's proxy tabulator, Wells Fargo Bank Minnesota, N. A., will report separately to the Company and to the Trustee as to proxies received and voting instructions provided. Individual ESOP voting instructions will be kept confidential by the proxy tabulator and not provided to the Company.

             PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (continued and to be signed on reverse side)

                                                             ------------------
                                                               COMPANY #
                                                               CONTROL #
                                                             ------------------

There are two ways to vote:

VOTE BY PHONE -- TOLL-FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

..  Use any touch-tone telephone to vote 24 hours a day, 7 days a week, until
   11:59 p.m., Eastern Daylight Time, on Thursday, May 16, 2002.
..  You will be prompted to enter your 3-digit Company Number and your 7-digit
   Control Number located above.
..  Follow the simple instructions.

Your telephone vote authorizes the Named Proxies and/or ESOP Trustee to vote your shares in the same manner as if you marked, signed and returned your proxy/confidential ESOP voting instruction card.

VOTE BY MAIL

Mark, sign and date your proxy/confidential ESOP voting instruction card and return it in the postage-paid envelope provided or return it to Wells Fargo Bank Minnesota, N. A., c/o Shareowner Services(SM), P. O. Box 64873, St. Paul, MN 55164-0873.

NOTICE TO ESOP PARTICIPANTS: Your voting instructions must be received by Wells Fargo Bank by 11:59 p.m., Eastern Daylight Time, Thursday, May 16, 2002, in order to ensure that your vote is counted.




              If you vote by phone, please do not mail your Card.
                            . Please detach here .


                          (continued from other side)

----                                                                                                                            ----

The Board of Directors recommends a vote FOR the following actions or proposals:

1. Election of Directors (mark only one box):

01 Edward L. Hutton       05 Joel F. Gemunder 09 Sandra E. Laney    13 Donald E. Saunders  [_] FOR all          [_] WITHHOLD
02 Kevin J. McNamara      06 Patrick P. Grace 10 Spencer S. Lee     14 George J. Walsh III     nominees             ALL VOTING
03 Rick L. Arquilla       07 Thomas C. Hutton 11 John M. Mount      15 Frank E. Wood           listed unless        AUTHORITY for
04 Charles H. Erhart, Jr. 08 Walter L. Krebs  12 Timothy S. O'Toole                            indicated below.     directors.

[Instructions: To withhold authority to vote for any individual nominee(s),            -------------------------------------------
write the number(s) of the nominee(s) in the box provided at the right.]
                                                                                       -------------------------------------------

2. Ratifying the selection of independent accountants.                                      [_] For    [_] Against    [_] Abstain

3. Approval and adoption of the 2002 Executive Long-Term Incentive Plan.                    [_] For    [_] Against    [_] Abstain

4. Approval and adoption of the 2002 Stock Incentive Plan.                                  [_] For    [_] Against    [_] Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
IF NO CHOICE IS SPECIFIED, THIS PROXY/CONFIDENTIAL ESOP VOTING INSTRUCTION CARD WILL BE VOTED FOR ACTIONS OR PROPOSALS 1, 2, 3
AND 4, EXCEPT THAT ESOP SHARES WILL BE VOTED IN THE SAME PROPORTION AS TOTAL VOTED ALLOCATED ESOP SHARES.

Address Change? Mark Box [_]  Indicate changes below:                                          Dated ______________________, 2002

                                                                                       -------------------------------------------


                                                                                       -------------------------------------------

                                                                                       Signature(s) in Box
                                                                                       NOTE: Please sign as name appears. Joint
                                                                                       owners should each sign. When signed on
                                                                                       behalf of a corporation, partnership,
                                                                                       estate, trust, or other stockholder, state
                                                                                       how you are authorized to sign.



----                                                                                                                            ----